UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2019

Ciena Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Replacement of Existing ABL Credit Facility with New ABL Credit Facility

On October 28, 2019 (the “Closing Date”), Ciena Corporation (“Ciena”) and certain of its subsidiaries, including Ciena Canada, Inc. (the “Canadian Borrower”), Ciena Communications, Inc. and Ciena Government Solutions, Inc. (with Ciena, collectively, the “Borrowers”), entered into an ABL Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), which replaces the Deutsche Bank Credit Agreement described in Item 1.02 below. The Credit Agreement provides for a senior secured asset-based revolving credit facility of up to $300 million (the “Credit Facility”). Ciena has the option to increase the total revolving commitments under the Credit Facility to $450 million, subject to certain conditions, including obtaining commitments from one or more lenders. The Credit Agreement provides that $200 million of the Credit Facility is available for issuances of letters of credit, and allows for both (x) swingline loans in an amount not to exceed $20 million in respect of U.S. dollar-denominated swing line loans and $2 million in respect of Canadian dollar-denominated swing line loans and (y) Canadian dollar-denominated loans to the Canadian Borrower in an amount not to exceed $20 million. Ciena expects to use the Credit Facility to support the issuance of letters of credit that arise in the ordinary course of its business and for general corporate purposes.

Availability under the Credit Facility will be based upon monthly (or weekly or quarterly, in certain cases) borrowing base certifications valuing the Borrowers’ eligible inventory, eligible cash and eligible accounts receivable, as reduced by certain reserves in effect from time to time. Outstanding borrowings under the Credit Facility accrue interest at a per annum rate equal to, at the Borrowers’ election, (x) LIBOR plus a margin ranging from 1.25% to 1.50% or (y) a base rate plus a margin ranging from 0.25% to 0.50%, in each case, with the actual margin determined according to the Borrowers’ utilization of the Credit Facility. The commitment fee payable on the unused portion of the Credit Facility equals 0.25% per annum, and the Borrowers will pay customary letter of credit fees.

The Credit Facility matures on October 28, 2024. On or about the Closing Date, Ciena transferred to the Credit Facility certain outstanding letters of credit initially issued under the Deutsche Bank Credit Agreement (as defined below) with an undrawn face amount of approximately $77.1 million (the “Existing Letters of Credit”). There were no other amounts outstanding under the Credit Facility as of the Closing Date.

On the Closing Date, Ciena, the other domestic Borrowers and Blue Planet Software, Inc. and Ciena Communications International, LLC, as subsidiary guarantors, entered into a U.S. Guaranty in favor of the Administrative Agent, providing for an unconditional guaranty of all amounts owing under the Credit Facility. The Canadian Borrower entered into a Canadian Guarantee in favor of the Administrative Agent with respect to the Canadian Borrower’s obligations and the obligations of any material Canadian subsidiaries that might guarantee the Canadian Borrower’s obligations in the future. These agreements may require additional material domestic subsidiaries or material Canadian subsidiaries, as applicable, to become guarantors in the future. In addition, Ciena, the other domestic Borrowers and the domestic guarantors and the Administrative Agent entered into a U.S. Security Agreement and a U.S. Pledge Agreement on the Closing Date. Pursuant to the U.S. Security Agreement and U.S. Pledge Agreement, the obligations of Ciena and the other domestic Borrowers under the Credit Facility and the unconditional guarantees by the domestic guarantors and certain other material domestic subsidiaries from time to time are secured by (i) first priority security interests (subject only to customary permitted liens and certain other permitted liens) in substantially all current assets of Ciena, the other domestic Borrowers, the domestic guarantors and such other material domestic subsidiaries (collectively, the “Domestic Loan Parties”), such property consisting of accounts receivable, inventory, cash, and deposit and securities accounts and, to the extent evidencing or otherwise related to such property, all general intangibles, licenses, chattel paper, letter of credit rights, commercial tort claims, instruments, supporting obligations and documents (collectively, the “ABL Priority Collateral”), and (ii) second-priority security interests in (subject only to the liens securing Ciena’s existing, senior secured term loans (the “Existing Term Loans”), customary permitted liens and certain other permitted liens) (A) equity interests held by the Domestic Loan Parties, including equity of direct subsidiaries (subject to customary limitations in the case of the equity of foreign subsidiaries), and (B) substantially all other tangible and intangible assets of the Domestic Loan Parties including equipment, intercompany notes, intellectual property and material owned real property (in each case, except to the extent constituting ABL Priority Collateral). The respective priorities of the security interests in the assets of the Domestic Loan Parties securing the Credit Facility and the Existing Term Loans are set forth in an Amended and Restated ABL/Term Intercreditor Agreement dated as of the Closing Date (the “Intercreditor Agreement”), among the Administrative Agent, Bank of America, N.A., as administrative agent and collateral agent for the Existing Term Loans, and the Domestic Loan Parties.

Pursuant to a Canadian Security Agreement entered into on the Closing Date by and between the Canadian Borrower and the Administrative Agent, the obligations of the Canadian Borrower are secured by first priority security interests (subject only to customary permitted liens and certain other permitted liens) in substantially all of the assets of the Canadian Borrower.

The Credit Agreement contains customary covenants that limit, absent lender approval, the ability of Ciena and certain of its subsidiaries to, among other things, pay cash dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, enter into certain acquisition transactions or transactions with affiliates, merge, dissolve, repay certain indebtedness, change the nature of Ciena’s business, make investments or dispose of assets. In some cases, these restrictions are subject to certain negotiated exceptions or permit Ciena to undertake otherwise restricted activities if it satisfies certain required conditions. In addition, Ciena will be required to maintain a minimum consolidated fixed charge coverage ratio of not less than 1.0 to 1.0 as of the end of any period of four fiscal quarters at any time when excess availability under the Credit Facility is less than the greater of (i) 10.0% of the lesser of (x) the total borrowing base as in effect at such time and (y) the aggregate revolving commitments as in effect at such time and (ii) $15,000,000.

If (x) excess availability under the Credit Facility is less than the greater of (i) 10.0% of the lesser of (x) the total borrowing base as in effect at such time and (y) the aggregate revolving commitments as in effect at such time and (ii) $15,000,000 for a period of five consecutive business days or (y) there exists a payment, bankruptcy or insolvency event of default or certain other events of default as specified in the Credit Agreement, amounts in any of the Borrowers’ or subsidiary guarantors’ designated core deposit accounts will be transferred daily into a blocked account held by the Administrative Agent and applied to reduce outstanding amounts under the Credit Facility.

The Credit Agreement contains customary events of default including, among other things, failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control, incurrence of certain material judgments that are not stayed, satisfied, bonded or discharged within 60 days, certain ERISA events, invalidity of the credit documents, and violation of affirmative and negative covenants or breach of representations and warranties set forth in the Credit Agreement. Upon an event of default, the lenders may, subject to various customary cure rights and the terms of the Intercreditor Agreement, require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing does not purport to be a complete description of the terms of the Credit Agreement, the U.S. Guaranty, the U.S. Security Agreement, the U.S. Pledge Agreement, the Canadian Guarantee, the Canadian Security Agreement and the Intercreditor Agreement and such description is qualified in its entirety by reference to the Credit Agreement, the U.S. Guaranty, the U.S. Security Agreement, the U.S. Pledge Agreement, the Canadian Guarantee, the Canadian Security Agreement and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM	1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On the Closing Date, Ciena’s existing ABL Credit Agreement (as amended, restated, supplemented and otherwise modified prior to the Closing Date, the “Deutsche Bank Credit Agreement”), dated as of August 13, 2012, by and among the Borrowers, as borrowers, Deutsche Bank AG New York Branch, as administrative agent and collateral agent (“Deutsche Bank”), and the lenders party thereto (the “Deutsche Bank Credit Agreement Lenders”), was terminated and all outstanding amounts under the Deutsche Bank Credit Agreement (other than the Existing Letters of Credit, which were transferred to the Credit Facility) were repaid in full, and all security interests and other liens granted to or held by Deutsche Bank and the Deutsche Bank Credit Agreement Lenders were terminated and released. There were no loans outstanding under the Deutsche Bank Credit Agreement at the time of termination. Absent termination, the loans made pursuant to the Deutsche Bank Credit Agreement would have matured on December 31, 2020.

The foregoing description of the Deutsche Bank Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Deutsche Bank Credit Agreement, a copy of which is filed as Exhibit 10.1 to Ciena’s Quarterly Report on Form 10-Q, filed on September 5, 2012, and is incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Document

10.1

ABL Credit Agreement, dated October 28, 2019, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Canada, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

10.2

U.S. Guaranty, dated October 28, 2019, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc. and Bank of America, N.A., as administrative agent.

10.3

U.S. Security Agreement, dated October 28, 2019, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc. and Bank of America, N.A., as administrative agent.

10.4

U.S. Pledge Agreement, dated October 28, 2019, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc. and Bank of America, N.A., as administrative agent.

10.5	Canadian Guarantee, dated October 28, 2019, by Ciena Canada, Inc., in favor of Bank of America, N.A., as administrative agent.

10.6	Canadian Security Agreement, dated October 28, 2019, by and between Ciena Canada, Inc. and Bank of America, N.A., as administrative agent.

10.7

Intercreditor Agreement, dated October 28, 2019, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc. and Bank of America, N.A., as administrative and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: October 31, 2019	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary